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                                                                     Exhibit 10N


                              TERMINATION AGREEMENT



This Termination Agreement ("Agreement" or "Termination Agreement") is entered into this 4th day of June, 2001 between James F. Hoffmaster ("Hoffmaster" or "Employee") and Cognex Corporation, a company which on 5/17/01 was a Massachusetts corporation with a principal place of business at One Vision Drive, Natick, Massachusetts 01760-2059 and any of its affiliates, subsidiaries, successors and assigns as presently constituted and as may be established in the future ("Cognex"), regarding the termination of Hoffmaster's employment with Cognex.

In consideration of and in exchange for the consideration fully set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


1.0   DEFINITIONS
      When used in this Agreement, the terms listed in this Section 1.0 shall have the meaning as set forth below.

      CAUSE:
      Any one or more of the following acts which leads to the involuntary termination of the Employee by Cognex ("Termination for Cause"):

        1) The commission by the Employee of any act of fraud or embezzlement or other deliberate and premeditated act of dishonesty, or the conviction or guilty plea by the Employee to a felony, or the pleading by Hoffmaster of nolo contendre (or any legal equivalent) to a felony

        2) Any intentional misconduct on the part of the Employee which adversely affects the business or the business reputation of Cognex in a material manner

        3) The Employees breach of any agreement signed by the Employee with Cognex

        4) The neglect by the Employee of the duties and responsibilities assigned to the employee

        5) The failure by the Employee to comply with Cognex policies establishing standards of conduct applicable to all employees

        6)  Any intentional act of insubordination on the part of the Employee

        7)  Excessive absenteeism or tardiness on the part of the Employee

      Notwithstanding the foregoing, items 4, 5, 6 and 7 above shall constitute Cause only in the event that Cognex has provided to the Employee written notice with respect to such act or acts and Employee has not cured such act(s) within 30 days from receipt of notice. After curing such act(s), any repeated violation of such act shall constitute Cause and shall not require that additional written notice be given.

      EMPLOYEE AGREEMENT:
      The Employee Invention, Non-Disclosure and Non-Competition Agreement together with any written modifications thereto entered into between the Employee and Cognex.

      TERMINATION DATE:
      The last day of the Employee's employment at Cognex or at the Surviving Entity.

      SURVIVING ENTITY:
      The entity that exists following either the acquisition of Cognex or the merger of an entity with Cognex, either of which results in the dissolution of Cognex's Board of Directors.


2.0   EMPLOYMENT STATUS AND CONDITIONS OF EMPLOYMENT
      During the entire term of his employment at Cognex, the Employee shall be an "employee at will." The Employee shall be free to terminate his employment at Cognex at any time without any continuing obligation to Cognex, other than as stated herein, and Cognex shall be free to terminate Employee's employment at any time, with or without Cause, without any continuing obligation to the Employee, other than as stated herein.


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3.0   NORMAL SEVERANCE PAYMENT AND BENEFITS

      1. Upon termination, Employee will be paid all salary due to him through his Termination Date and for all accrued, but unused, PTO days (paid time-off days) up to the maximum number of days as defined by Cognex's PTO Policy. Notwithstanding the foregoing, Cognex shall have the right to deduct from any such amounts which may be due Hoffmaster, any amounts owed to Cognex by Hoffmaster as described in the Transition Loan Agreement and in the Relocation Assistance Agreement entered into between Hoffmaster and Cognex.

      2. Hoffmaster shall have the right to exercise all his vested and unexercised stock options to the extent allowed under the terms of his Stock Option Agreement(s).

      3. If Hoffmaster so elects, Cognex shall provide Hoffmaster a continuation of his existing medical and dental insurance pursuant to Cobra requirements under the condition that Hoffmaster pays to Cognex, by the first day of each month, the total cost of premiums for any medical and dental insurance which he elects to receive for that month. Failure to pay Cognex as specified will result in the immediate termination of Hoffmaster's insurance coverage.

      4. Hoffmaster understands and agrees that his employment at Cognex was "at will", and that Cognex has no legal obligation to provide any severance payments or benefits of any kind to Hoffmaster other than those described in this Section 3.0.


4.0   ADDITIONAL CONSIDERATION

      In further consideration for Hoffmaster entering into this Agreement and for the promises and general release of claims contained herein, and for Hoffmaster's compliance with the terms of Section 4.0 of the Employee Agreement after the Termination Date, Cognex will pay to Hoffmaster post-termination severance and provide to him other benefits as described in this Section 4 ("Additional Consideration"). Notwithstanding anything to the contrary in this Agreement, in the event that either a) Hoffmaster voluntarily terminates his employment with Cognex at any time, or b) Cognex terminates his employment with Cognex for Cause, then Cognex shall not owe, and shall not be required to pay, to Hoffmaster any Additional Consideration for (a) his entering into this Agreement, or for (b) the promises and general release of claims contained herein, or for (c) Hoffmaster's continued compliance with the terms of Section 4.0 of the Employee Agreement.


            Additional Definitions

            Last Day = The last date on which anyone of Hoffmaster's stock options can be exercised as described in Section 4 of Hoffmaster's Stock Option Agreement(s).

            $G = the pre-tax gain, in dollars, realized or realizable by Hoffmaster at any time following the first date of his employment at Cognex as a result of a) the exercise by him during the terms of his stock option agreements of any portion of his Cognex stock options plus b) all gains realized by him during the terms of his stock option agreements which resulted from the sale of any shares acquired by him through the exercise of any portion of such options, plus c) all gains that could have been realized by him if he had sold on the Last Day all of the Cognex shares that he obtained through the exercise of any portion of such options but which shares he continued to hold as of the Last Day.

            P = the number of months (rounded up to the next whole month) that remain in Hoffmaster's Non-Compete Period (as defined in Section 4 of the Employee Agreement) following the Termination Date.



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      1. This Section 4. shall apply only in the event that during the term of
         Hoffmaster employment at Cognex none of the following events occur: a) Cognex is acquired, and Cognex is not the Surviving Entity, or b) Cognex is merged with another entity, and Cognex is not the Surviving Entity.

            In the event that Hoffmaster employment at Cognex is terminated by Cognex for any reason other than Cause, and in the event that $G is less than $240,000, then Cognex shall pay to Hoffmaster an amount up to a maximum of $240,000 by making P monthly payments, each of amount $B, where the value of $B is given by the formula:

                            $B = ($10,000 x P)-$G]/P.

            If, however, $G is greater than or equal to $240,000, then $B = $0.00, and Hoffmaster agrees that he has been sufficiently compensated for his entering into this Agreement and for the promises and general release of claims contained herein, and for his continued compliance with the terms of Section 4 of the Employee Agreement, and that Cognex shall not owe, and shall not be required to pay, to Hoffmaster any Additional Consideration.

            Any payments to be made to Hoffmaster per this Section 4. 1 shall immediately cease upon any breach by him of Section 4 of the Employee Agreement.

      2. This Section 4.2 shall apply only in the event that one or more of the following events occurs: a) Cognex is acquired and is not the Surviving Entity, or b) Cognex is merged with another entity and Cognex is not the Surviving Entity.

            In the event that either 1) Hoffmaster's employment with Cognex is terminated by the Surviving Entity for any reason other than "Cause" in the 12 month period following said acquisition or merger, or 2) Hoffmaster's base salary and/or bonus target are revised downward at any time after the acquisition or merger and Hoffmaster voluntarily terminates as a result thereof, or 3) Hoffmaster is assigned to a business location that is more than fifty (50) miles from Natick, or
            4) Hoffmaster's scope of responsibility or reporting relationship is materially changed at any time after the acquisition or merger and Hoffmaster voluntarily terminates as a result thereof, then the surviving entity shall provide the following additional consideration to Hoffmaster:

            1. The cumulative number of option shares available to Hoffmaster for exercise on the Termination Date shall be increased from the amount(s) indicated in Hoffmaster stock Option Agreement(s) by an amount equal to the number of additional shares that would have become available to Hoffmaster per his Stock Option Agreement(s) if the termination of his employment occurred (12 + N) months after the Termination Date, where N is equal to the total number of full calendar months that Hoffmaster was an employee of Cognex plus the number of full calendar months that Hoffmaster was an employee of the Surviving Entity, and

            2. The Surviving Entity shall pay to Hoffmaster a cash amount, CP
               Cash Parachute as shown in the formula below, up to a maximum of $240,000:

                  CP = $120,000 + (N x $10,000), and where N is defined in
                       subsection 4. above, up to a maximum of 12.

               The Cash Parachute shall be payable in 24 equal monthly installments at the end of each month of the 24 month period commencing on the Termination Date, and shall be conditional only on Hoffmaster's continued compliance with Section 4 of the Employee Agreement.


      3. Cognex hereby waives the six-month holding period, which is stated in Hoffmaster's stock option agreement(s).

      4. Cognex agrees to provide administrative assistance to Hoffmaster in performing a cashless exercise of his stock options.



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5.0   RELEASE OF CLAIMS

      Other than as specifically described in Sections 3.0 and 4.0 above, Hoffmaster hereby waives, releases and discharges Cognex its officers, directors, shareholders, agents, employees, administrators representatives, successors, assigns and attorneys, from any and all rights and claims arising out of his employment with Cognex and the termination of that employment, including, but not limited to, claims for salary, commissions, bonuses, profit sharing, stock, or stock options. Such releases and discharges further include without limitation, any claims, liens, demands, or liabilities in connection with Hoffmaster employment with Cognex and the termination of that employment, pursuant to any federal, state, or local employment laws, and regulations including but not limited to: the Massachusetts Fair Employment Practices Act (which includes claims for age and sex discrimination); the Federal Civil Rights Act of 1964 as amended; the Age Discrimination in Employment Act; and the Massachusetts wrongful discharge law. Hoffmaster acknowledges that Cognex has advised him to consult an attorney prior to entering into this Agreement.


6.0   MISCELLANEOUS

      1. Hoffmaster agrees to abide by all the terms of the Employee Agreement.

      2. This Agreement supersedes all prior agreements, either written or verbal, between the parties with respect to the subject matter herein, and no modification of this Agreement, either verbal or written, shall be valid unless signed in writing by both parties. The parties further agree that there is no other agreement or understanding between Hoffmaster and Cognex pertaining to the termination of Hoffmaster's employment with Cognex, except what is set forth in this Agreement and in the Employee Agreement and in the Stock Option Agreement(s) and in the Transition Loan Agreement and in the Relocation Assistance Agreement and in the Arbitration Agreement. In the event of any conflicting terms in said agreements, the wording in this Termination Agreement shall prevail.

      3. Hoffmaster hereby agrees that he will keep the terms of this Agreement confidential and that he will not make any public statement concerning the termination of his employment at Cognex. Cognex hereby agrees that all its officers, employees, directors, agents, administrators or representatives will, unless required by law. keep the terms of this Agreement confidential.

      4. Hoffmaster hereby states that he has had sufficient time to carefully read this Agreement and that he enters into this Agreement freely and voluntarily and without coercion or duress of any kind.

      5. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts excluding said state's choice of law rules. The parties hereto voluntarily submit themselves to the jurisdiction of the Courts of the Commonwealth of Massachusetts with respect to any action to remedy any breach or to otherwise enforce the terms and conditions of this Agreement.

      6. Effective date: This Agreement shall become effective upon the Termination Date.





    /s/ James F. Hoffmaster         Date of execution of Agreement: June 4, 2001
   ------------------------------                                  -------------
   James F. Hoffmaster



    /s/ Robert J. Shillman          Date of execution of Agreement: June 4, 2001
   ------------------------------                                  -------------
   Robert J. Shillman, President
   Cognex Corporation





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               ACKNOWLEDGMENT OF RECEIPT OF TERMINATION AGREEMENT




Hoffmaster acknowledges receipt of this Agreement on the date shown below.

Hoffmaster has twenty-one (21) days to consider this Termination Agreement, though he may sign and return this Agreement prior to the expiration of the twenty-one (21) day period if he voluntarily desires to do so. In addition, Hoffmaster may revoke this Termination Agreement within seven (7) days following his signing of this Agreement by providing written notice to Cognex prior to the expiration of the seven-day period.





Date of Receipt of Agreement:
                             ----------    -------------------------------------
                                           James F. Hoffmaster


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